Exhibit 3.2

SECOND AMENDED AND RESTATED
BYLAWS
OF

INSIGHT HEALTH SERVICES HOLDINGS CORP.

(the “Corporation”)

adopted on July 26, 2007

1.              MEETING OF STOCKHOLDERS.

1.1.         Annual Meeting of Stockholders.  An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the board of directors (the “Board”) (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

1.2.         Special Meetings of Stockholders.  Special meetings of the stockholders may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the President or the Secretary.

At any time, upon the written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than 60 days after the receipt of the request, and to give due notice of such meeting to the stockholders.  If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

1.3.         Place and Notice of Meetings of Stockholders.  All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct.  Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him, her or it to the Corporation for the purpose of notice or by any other means, including electronic means, permitted by law.  Except as otherwise provided by the Bylaws or by law, such notice shall be given at least 10 days before the date of the meeting by the President or the Secretary.  A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice.  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

1.4.         Nominations by Stockholders of Candidates for Election as Directors.  In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors.  Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 75 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier.  Such nomination shall contain the following information to the extent known to the notifying stockholder: (i) the name, age, business address and residence address of each proposed nominee and of the notifying stockholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the class and total number of shares of capital stock and other securities of the Corporation that are beneficially owned by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as from time to time in effect (and any successor regulation) (the “Exchange Act”)); (v) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected.  The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation.  Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Nominating Committee or the Board shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Board.  The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice.  No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws.  Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Nominating Committee or the Board, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded.  The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes.

1.5.         Advance Notice of Other Matters to be Presented by Stockholders.  At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this section may be transacted.  To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) if brought before the meeting by a stockholder, then written notification of such proposed business (a “Stockholder Notification”) must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 75 days prior to the anniversary date of the immediately preceding annual meeting; provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier.  Such Stockholder Notification shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the stockholder giving notification, (A) the name and address of such stockholder and (B) the class and series of all shares of the Corporation that are owned beneficially by such stockholder.

Within 15 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification.  The notifying stockholder may cure such deficiencies within 15 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.

1.6.         Quorum for Stockholder’s Meetings.  At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

1.7.         Voting.  Except as otherwise provided in the Corporation’s Certificate of Incorporation (including in respect of the voting rights of shares of the Preferred Stock), each stockholder of record shall have, at every stockholders’ meeting, one vote for every share standing in his or her name on the books of the Corporation.  “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on July 26, 2007, of the Corporation, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.

1.8.         Proxies.  Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy.  A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

1.9.         Required Votes for Stockholder Action.  Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law.  For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.

1.10.       Ballots; Judges of Election.  Elections for directors need not be by ballot but the Board or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting.  In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his, her or its proxy shall, make such appointment at the meeting.  The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed.  No person who is a candidate for office shall act as a judge.  In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting.  On request of the presiding officer of the meeting or of any stockholder or his, her or its proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

2.              BOARD OF DIRECTORS.

2.1.         Authority of the Board of Directors.  Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.

2.2.         Number, Qualification, Election and Term of Directors.  The business of the Corporation shall be managed by the Board, which shall consist of seven directors.  Except as otherwise provided by law or these Bylaws, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors.  As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

2.3.         Nomination of Directors.  Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders.  Nomination for election to the Board shall be made by the Board or the Nominating Committee of the Board.  Nomination for election of any person to the Board may also be made by a stockholder as provided in Section 1.4 of these Bylaws.

2.4.         Vacancies.  Vacancies on the Board may be filled by the affirmative vote of a majority of directors then in office or by a remaining sole director. If there are no directors in office, then an election of directors may be held in the manner provided by statute by a plurality of the votes cast by the holders of shares of capital stock entitled to vote at a special meeting of stockholders called for that purpose.

2.5.         Annual Organizational Meeting of the Board.  The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a President, a Secretary and a Treasurer of the Corporation and such other officers, including Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate.  Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

2.6.         Other Meetings of the Board.  All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct.  Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required.  The non-management Directors (i.e., directors who are not then serving as executive officers of the Corporation or any subsidiary) may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the non-management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the non-management Directors shall otherwise determine.  Special meetings of the Board may be called by the Chairman of the Board (if any), a Vice Chairman of the Board (if any), the President or by any two or more directors by giving written notice at least two business days in advance of the day and hour of the meeting to each director

(unless it is determined by the President or the Chairman of the Board (if any) to be necessary to meet earlier, in which case no less than 24 hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law.  Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting.  If all the members of the Board are present at any meeting, no notice of the meeting shall be required.

2.7.         Quorum. A majority of the whole number of the directors then in office and entitled to vote on a particular matter shall constitute a quorum for the transaction of business with respect to such matter, but if at any meeting a quorum shall not be present, the meeting may adjourn from time to time until a quorum shall be present.

2.8.         Board or Committee Action Without a Meeting.  Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action.  The written consents by the members of the Board or the committee shall be filed with the Secretary with the minutes of the proceedings of the Board or of the committee.

2.9.         Participation in Board or Committee Meetings by Conference Telephone.  Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or a committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

2.10.       Chairman and Vice Chairman of the Board.  The Board may, by resolution adopted by a majority of the entire Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and the Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the entire Board, at any time also designate one or more of its members as Vice Chairman of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his or her duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board.

2.11.       Committees of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws.

Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, a quorum for action by a committee shall be a majority of the members (assuming no vacancy) and action by vote of a majority of the members at a meeting duly called at which a quorum is present shall constitute action by the committee. Each committee shall keep a record with the Secretary of its actions and all material actions taken by a committee on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the entire Board, establish rules of procedure for a committee, including designating a member of a committee as its chair. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Section 2. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee may adopt its own rules of procedure and elect its chair. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Corporation is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent directors.

The Board shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee’s charter. Each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

2.12.       Compensation.  Directors and members of the committees of the Board shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties, all as permitted by law.  A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.              OFFICERS.

3.1.         Number; Security. The executive officers of the Corporation shall be the President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

3.2.         Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his or her successor, subject to the provisions of Section 3.4.

3.3.         Subordinate Officers. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

3.4.         Resignation and Removal of Officers. Any officer may resign at any time by delivering his or her resignation in writing to the President or the Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the President.

3.5.         Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 3.2 and 3.3 of these Bylaws for election or appointment to the office.

3.6.         The President. The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board and of the stockholders. Subject to the control of the Board and the Chairman of the Board, the President shall have general supervision over the business of the Corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him or her.

3.7.         Executive Vice President, Senior Vice President and Vice President. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and duties as the Board or the President assigns to him or her.

3.8.         The Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or President.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

3.9.         The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, the Secretary shall have such powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

3.10.       Salaries. The Board may fix the officers’ salaries, if any, or it may authorize the President to fix the salary of any other officer.

4.              STOCK CERTIFICATES AND TRANSFERS.

4.1.         Form of Stock Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive stock certificates representing their shares as provided by law. Stock certificates shall be in such form as the Board may from time to time determine and shall be signed by the Chairman of the Board or the President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a stock certificate shall not affect the validity of the stock certificate.

4.2.         Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his, her or its legal representatives or by his, her or its attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

4.3.         Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

5.              MISCELLANEOUS.

5.1.         Indemnification of Directors, Officers, Employees and Agents.  The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

5.2.         Seal.  The Corporation shall have a seal that shall contain the words “InSight Health Services Holdings Corp.” and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

5.3.         Fiscal Year.  The fiscal year of the Corporation shall end on the 30th day of June.

5.4.         Amendments.  The Bylaws, as from time to time in effect, may be amended, modified or repealed, in whole or in part, at any time and from time to time in any respect either (i) by the stockholders, by the affirmative vote of the holders of a majority of the outstanding shares of common stock, $.001 par value per share, of the Corporation or (ii) by the Board, by the affirmative vote of a majority of the entire Board, in either case except as otherwise provided by law or by the Certificate of Incorporation; provided, however, that the affirmative vote of the holders of a majority of the outstanding shares of common stock shall be required for any amendment to Sections 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 2.2, 2.3, 2.7 and this Section 5.4 of these Bylaws.